Exhibit 10.38

**** INDICATES CONFIDENTIAL MATERIAL OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION SEPARATELY WITH A REQUEST FOR CONFIDENTIAL TREATMENT.

PV Module Sales Contract

Contract No.: 2010-JKZJXS-0332-01

This Sales Contract (“Contract”) is made on October 26, 2010 (“Execution Date”) at Pudong District, Shanghai China, by and between:

(1)	The Buyer: Tozzi Sud SpA

Legal address: S.S. 16 Zona Industriale Incoronata Foggia ITALY 71123

Billing address: Via Zuccherificio, 10 Mezzano (RA) – ITALY 48123

Tel.: 39 0544 525011

Fax: 39 0544 525299

(2)	The Seller: Jinko Solar Import and Export Co. Ltd.

Address: Xuri District, Shangrao Economic Development Zone, Jiangxi Province, P.R.C.

Tel: +86-793-8469699

Fax: +86-793-8461152

It is hereby agreed as follows:

1.	Definitions

1.1	“Goods” means the Photovoltaic Solar Modules with specification stipulated in this Contract.

1.2	“Proforma Invoice” (hereinafter referred to as “PI”) means, for each shipment, the written document prepared by the Seller indicating the type of modules, detailed power output, quantity, payment terms, prices and expected shipment date.

2.	Duration of the Contract

This Contract shall be effective upon being signed and stamped by both parties. Unless the Contract is terminated in accordance with the Article 6, it will remain in full force and effect until Goods are delivered and the Seller has received the payment in full amount in accordance with the Article 4.

3.	Purpose and Implementation of the Contract

The Seller undertakes to manufacture and sell to the Buyer and the Buyer undertakes to purchase the Goods from the Seller according to the schedule and at the price agreed in Article 4.2.

PI is used for the sole purpose of administration and information (such as import and export) to specify the exact power, quantity and shipment date of each shipment and the Contract is legally binding even without PI. Once the Seller issues the PI according to this Contract, the Buyer shall accept the delivery and make the payment according to Article 4.

The Buyer shall acknowledge receipt of the PI by signing and returning the PI to the Seller within 5 days upon its receipt. Failure of the Buyer to acknowledge receipt of the PI shall not affect the validity of this Contract or the obligations of the Buyer to take delivery of the shipments under the Contract. The consequence of the Buyer’s default is that the Seller is not responsible for the non-fulfillment of the quantities of the Contract and the Buyer cannot claim this missing quantity during the term of this Contract.

4.	Contract Provision

4.1 Specification of Goods

Types of modules: JKM-225P-60, JKM-230P-60, JKM-235P-60, JKM-240P-60, JKM-255M-96.

Power tolerance: 0/+3%

Maximum system voltage: 1000V DC

Dimension: 1650*992*45mm (Polycrystalline modules, 60 cells)

Dimension: 1575*1082*45mm (Monocrystalline modules, 96 cells)

Packaging details: 24pcs/pallet; 672pcs/40’HQ for two types of module

All monocrystalline modules shall be sorted by the actual current Imp with the increment of 0.1 A. Each box should have the same current interval.

All multicrystalline modules shall be sorted by the actual current Imp with the increment of 0.1 A within Imp 7.6A to 8.0A. Modules with Imp below 7.6 will be considered as one interval and packed together, the same rule applies to the goods with Imp above 8.0A. However, it is accepted to have a box with mixed currents if quantity for each current interval is not sufficient to fill one pallet.

During the term of the Contract, the Seller may, but is not obligated to, make use of improved technology to produce the Goods so that the quality of the Goods delivered as compared to the specifications mentioned in this Article such as, but not limited to, power, cells type, back sheet, 60-cell modules, junction box, and connectors, may be different but will not be worse. The Buyer has to be informed by a 30-day prior notice for such changes and the Buyer may refuse the modification provided that it is not compatible with the design of his Plant.

4.2 Price and Quantity

Expected Time of Shipment	Products	Product Mix	Committed Quantity(MW), Nominal Power output	Price CIF (Italian Port) (euro/Watt)		Total Amount (euro)
December, 2010	JKM-255M-96 JKM-225P-60 JKM-230P-60 JKM-235P-60 JKM-240P-60	100% Mono 96 cells	****	€	****	€	****
January, 2011			****	€	****	€	****
February, 2011			****	€	****	€	****
March, 2011		*	****	€	**** *	€	****
April, 2011		*	****	€	**** *	€	****
May, 2011		*	****	€	**** *	€	****
June, 2011		*	****	€	**** *	€	****

Total			50 MW			€	****

*	-Prices are used for references only and to be finalized together with quantities and product mix at least two months before each month starting from March 2011.

The total Committed Quantity to be purchased and sold under this Contract is 50 MW of nominal power output, of which 29MW for the period from March 2011 to June 2011 is to be determined by both parties according to the schedule at the beginning of Article 4.2.

The purchase price for each shipment will be calculated based on the cumulative actual power output of the solar modules as recorded on the PI.

The export port is Shanghai, China, and the destination port is Italian main port (including Ravenna). The destination port shall be notified by the Buyer to the Seller within 30 days before the month of shipment.

4.3 Payment Terms

Down Payment

•

€ **** as Down Payment, shall be paid by Buyer by T/T no later than **** days upon receiving the bank guarantee letter issued by the Seller. Seller shall issue a Commercial Invoice and bank guarantee letter in the amount of € **** and such bank guarantee letter shall only become effective after the Seller receives the Down Payment in full. If Buyer fails to pay the Down Payment within **** days after receiving Commercial Invoice and bank guarantee letter, Seller shall be entitled to terminate this Contract. The Down Payment shall be offset for ****% of the purchase price of each shipment. In case the Down Payment is no longer sufficient to set off ****% of the purchase price for specific shipment (under the circumstance that the finalized price is higher than the original reference price), the Buyer shall pay the balance amount within **** days after the price, quantity and product mix is determined according to Article 4.2.

The remaining payment:

•	****% for each shipment shall be paid by D/P at sight against Bill of Lading upon the arrival of each shipment at the destination port.

•	****% of the first **** MW shipments will be paid by D/P at sight against Bill of Lading upon arrival of last shipment of **** MW of committed quantity at destination port.

****	Confidential material omitted and filed separately with the Commission.

•

Starting from March to June 2011 shipments, ****% of remaining balance of monthly shipments will be paid by D/P at sight against Bill of Lading upon arrival of last monthly shipment at destination port.

The Seller shall be entitled to adjust the Expected Time of Shipment and the Committed Quantity agreed in the Article 4.2, in case the Buyer delays to make payment in accordance with this Article 4.3.

If the Seller provides PI in accordance with the Contract, the Buyer shall make payment according to PI, otherwise the Buyer shall pay ****% of the due payment per week as liquidated damages. If the late payment lasts for more than **** weeks, the Seller shall be entitled to terminate this Contract and retain the unabsorbed Down Payment.

4.4 Shipment

The Goods shall be shipped on or before the Expected Time of Shipment agreed in the Article 4.2, only provided that all purchase price, including the down payment, has been paid by the Buyer according to Article 4.3 of this Contract.

The Buyer and the Seller agree on a **** grace period for late shipment starting from the Expected Time of Shipment. After this delay, the Seller shall pay liquidated damages of ****% of the amount of the PI for the delayed Goods per week until the actual shipment date. However, the maximum liquidated damages shall not exceed ****% of the amount of the PI for such delayed Goods.

Risk of loss and damage will be transferred from Seller to Buyer immediately after such Goods has passed over the ship rail at the shipment port. However, the title to each shipment shall be passed to Buyer only after the payment for such shipment has been received in full.

The Seller’s responsibilities for insuring the goods shall be subject to the terms under Incoterms. The goods should be insured at a minimum of ****% of the commercial invoice value for the shipment.

Delivery is to be done as per Incoterms 2000 CIF (Major Italian Port, including Ravenna).

4.5 Take or Pay

The purchase of the first **** MW is a “take or pay” obligation on the part of the Buyer such that Buyer is absolutely and irrevocably required to accept and pay for the first **** MW over the period at the price set forth in Article 4.2(“Confirmed Quantities”). In the event that Buyer fails to take any or all shipments of delivery of its Confirmed Quantity in a given period, Seller shall invoice Buyer at the end of the contract period the ****% of the Confirmed Quantity. Buyer shall pay such amount within **** days immediately after the invoice date. Payment of such amount shall be deemed to be liquidated damages for Buyer’s breach of its obligation to purchase the Confirmed Quantity. Once the Committed Quantity for the period from March 2011 to June 2011 is finalized by both Parities in accordance with Article 4.2, such Committed Quantity shall become part of the Confirmed Quantities with same take or pay obligation.

****	Confidential material omitted and filed separately with the Commission.

In case the Committed Quantity for the period commencing from March 2011 to June 2011 is decreased by the Buyer before or at the date specified in article 4.2, totally or partially, as provided in article 4.2, under which circumstance the unabsorbed Down Payment shall be deemed as payment for purchase of Goods at the price of the relevant month (in case of total cancellation, the price of previous month) and the delivery schedule shall be subject to agreement by both parties.

4.6 Currency Fluctuation:

The benchmark rate applicable to the price of the Goods of this Contract shall be 1 EURO= 9.2576RMB (“Benchmark Rate”). Should the applicable exchange rate between EURO and RMB (refer to: www.boc.cn/sourcedb/whpj/enindex.html) to any monthly purchase order fluctuate above or below more than ****% of Benchmark Rate, then such price under the Contract shall be adjusted to reflect the corresponding rate change. However, this Article 4.6 shall not apply to the first **** MW.

4.7 Seller’s Bank Account:

Bank Name CHINA MERCHANTS BANK, NANCHANG BRANCH

Address NO.468 DIESHAN ROAD, NANCHANG CITY, JIANGXI PROVINCE, CHINA

SWIFT CMBCCNBS284

BENEFICIARY’s Name JINKO SOLAR IMPORT AND EXPORT CO.,LTD.

BENEFICIARY’s Address Xuri District, Shangrao Economic Development Zone, Jiangxi Province, CHINA

BENEFICIARY’s A/C 791904342932601

5.	Warranty

The warranty period for material defects and workmanship is 5 (five years) from the date of Shipment. The warranty period with respect to power output continues for a total of 25 years from date of Shipment, the first 12 years at 90% rated power output at STC and up to 25 years at 80% rated power output at STC.

6.	Termination

In addition to the Circumstance stipulated in the Article 4.3, Article 8 and the Article 11, either party shall be entitled to terminate the Contract, if the other party is bankrupt, liquidated or insolvent.

****	Confidential material omitted and filed separately with the Commission.

7.	Confidentiality

Either party undertakes that it and its directors, officers, employees, representatives, agents, Contractors or affiliates will fully respect the confidentiality of internal business affairs of the other party. Each of the parties hereby undertakes to treat as confidential all information obtained from the other party or communicated to the receiving party pursuant to this Contract (or through discussions or negotiations prior to the Contract being entered into) or acquired in the performance of the Contract, and will not divulge such information to any person (except to its own employees and then only to employees who need to know the same) and will use such information solely in connection with performing its obligations under this Contract and not for its own benefit or for the benefit of any third party, provided that this Article shall not extend to information:

A.	which is rightfully in possession prior to the commencement of the negotiations resulting in the Contract; or,

B.	which is already public knowledge or becomes so at a further date (other than as a result of breach of this Article); or,

C.	which is communicated or disclosed to the receiving party by a third party lawfully in possession thereof and entitled so to disclose it.

However one party or its affiliate (including parent company, branch or subsidiary) may disclose the content of this Contract if so required by local law or relative government where such party or its affiliate is located.

As required by the applicable securities laws and stock and securities regulatory authority, either party may file a copy of this Contract or disclose information regarding the provisions hereof or performance hereunder.

8.	Force Majeure

Neither party shall be liable for failure to perform its obligations under the Contract if such failure results from circumstances beyond such party’s reasonable control. Therefore, there is no right to claim any indemnification for such a Force Majeure event which includes fire, flood, typhoon, earthquake, strike and other unforeseeable and unavoidable events.

The affected party will notify the other party as soon as reasonably practicable after the Force Majeure event occurring, and use reasonable endeavors to mitigate the effect of the event and to put right the Force Majeure event as soon as possible.

In case, the Force Majeure occurrence continues for a prolonged period more than 10 weeks, then the Seller or the Buyer shall have the right to terminate the Contract.

Notwithstanding any of the foregoing, Force Majeure shall not apply to obligation of either Party to make payments under this Contract.

9.	Governing Law

This Contract shall be construed under and governed by the laws of Germany.

10.	Arbitration

All disputes in connection with this Contract or the execution thereof shall be settled through amicable negotiations. In cases no settlement can be reached, the case may then be submitted for arbitration to the Chinese-European Arbitration Center in Hamburg, GERMANY arbitration in accordance with its Arbitration Rules in effect at the time of applying for arbitration. The arbitration shall take place in Hamburg, GERMANY, and the decision of the arbitration tribunal shall be final and binding upon both parties; neither party shall seek recourse to a court of law or other authorities to appeal for a revision of the decision. The arbitration fee shall be borne by the losing party.

11.	Liabilities

The Seller limits the liability in respect of any loss or damage whether to property or otherwise, or death or injury to persons arising out of or in connection with the supply of the Goods to a maximum indemnity equivalent to the value of the Goods.

In no event will any party be liable to the other party for loss of profits or for any indirect, incidental, consequential, special, or exemplary damages arising from the breach of this agreement, regardless of the type of claim and even if that party has been advised of the possibility of such damages.

Based on the requirement of Seller’s commercial strategy, Buyer warrants that it shall not resell Seller’s Product into the country of Israel, failing of which Buyer shall be fully responsible for all of loss of Seller.

Buyer shall be responsible for any loss arising from its failure upon timely receipt of the Product of Seller at the destination port.

In case that any party terminates the Contract unilaterally without good cause as indicated in Article 6, the terminating party shall pay liquidated damages equal to **** % of a value of the related period’s Committed Quantity (1st lot- **** MW, 2nd – **** MW, 3rd – **** MW, 4th – **** MW, 5th – **** MW) to the other party without limiting the other party’s other rights under the Contract.

12.	Variation

No amendment to or variation of this Contract shall be effective unless made in writing and signed by the duly authorized representatives of both parties hereto.

13.	Assignment

Each party shall not in whole or in part, assign, sell, mortgage its interests or rights under this Contract to any third party unless the other party has provided prior written notice of such intention to this party.

14.	Notices

•	All notice shall be written in English and served to the other party by e-mail, fax or courier to the addresses as provided on first page of this Contract.

****	Confidential material omitted and filed separately with the Commission.

•	If any changes of the addresses occur, the party, whose address has been changed, shall inform the other party of the change of its address within 10 days after the change.

15.	Third Party

Nothing in this Contract is intended to confer on any person who is not a party hereto any right to enforce any term of this Contract.

16.	Severance

If for any reason any provision contained in the Contract is declared illegal void or unenforceable, all other provisions contained in the Contract shall not be affected and accordingly shall remain in full force and effect.

17.	Language

This Contract is drafted in Chinese and English. In case of any discrepancy between the two versions, the English version shall prevail. This contract is executed in duplicate. Each party holds one version with the same effectiveness.

18.	Entire Agreement

This contract together with its appendix (if any) shall constitute the entire agreement of the Parties with respect to the subject matter herein, and shall supersede all other prior agreements, understandings, and negotiations, both written and oral, between the parties hereto.

19.	Appendixes

Any Appendix of this Contract listed below constitutes part of this Contract. If there is any conflict between this Contract and the Appendixes, the content of this main Contract shall prevail.

IN WITNESS WHEREOF, the parties have signed this Contract as of the date first set forth above.

Signature and sealed:

/s/ Jinko Solar Import and Export Co., Ltd.

/s/ Li Xiande

For and on behalf of

Jinko Solar Import and Export Co., Ltd.

Signature and sealed:

/s/ Tozzi Sud SpA

/s/ Franco Tozzi

For and on behalf of Tozzi Sud SpA

[Vice-President ]

List of Appendixes

Appendix 1	Limited Warranty Policy—Jinko Warranty

[The remaining part is intentionally left blank]